UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAVIENT PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 19, 2011

Commencing May 19, 2011, Savient Pharmaceuticals, Inc. (the “Company”) is communicating the following information to certain stockholders of the Company.

The following information is being provided by the Company to clarify and supplement the disclosure in the Company’s definitive proxy statement for the 2011 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 12, 2011, regarding the compensation of certain directors of the Company, Ginger Constantine, M.D. and Alan L. Heller.

Following the Board of Directors’ decision in late October 2010 to focus the Company’s efforts away from the exploration of strategic alternatives and instead on the launch of KRYSTEXXA in the United States and advancement of regulatory filings for the approval of KRYSTEXXA in other jurisdictions, the Board of Directors asked two of its members, Ginger Constantine, M.D. and Alan L. Heller, to work with management to refine and finalize specific aspects of these planned efforts. Mr. Heller, who has over 30 years of executive management experience in the pharmaceutical industry with significant experience in the area of investment banking and management, was asked to advise management on the U.S. launch plans for KRYSTEXXA. Dr. Constantine, who has over 15 years of management experience in the pharmaceutical industry, is a licensed rheumatologist and currently serves as a medical and clinical consultant to pharmaceutical and biotechnology companies, was asked to provide assistance with the KRYSTEXXA Marketing Authorization Application (“MAA”) for the European Union prior to its filing in May 2011.

The definitive proxy statement disclosed that each director was compensated at the rate of $500 per hour in connection with these consulting services, but described the services provided by these two directors as if they might be ongoing. With the appointment of John H. Johnson as Chief Executive Officer in January 2011, subsequent appointments and additions to the Company’s management and the Company’s filing of the MAA on May 4, 2011, the need for such consulting services by Dr. Constantine and Mr. Heller has dissipated. As such, both Dr. Constantine and Mr. Heller have concluded their consulting services and are no longer serving as consultants to the Company. In addition, the Company has no intention of hiring these directors to provide consulting services in the future.

Mr. Heller’s consulting services for the Company ended in February 2011. He was paid a total of $12,000 during 2010 and $8,000 in 2011 for these services. Dr. Constantine’s consulting services for the Company ended in April 2011. She was paid a total of $10,000 during 2010 and approximately $24,000 during 2011 for these services. There are no additional payments to be made by the Company to either director in connection with their consulting services.

Thank you for your attention and continued support of Savient Pharmaceuticals.